Exhibit 23.9

Deloitte.	Deloitte Touche Tohmatsu
Av. Pres. Wilson, 231
22º e 25º andares
20030-905 – Rio de Janeiro – RJ
Brasil

Tel: +55 (21) 3981-0500
Fax: +55 (21) 3981-0600
www.deloitte.com.br

CONSENT OF PUBLIC REGISTERED ACCOUNTING FIRM

To the Board of Directors of

Companhia Vale de Rio Doce S.A.

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File Nos. 333-110867; 333-10867-01) of CVRD and Vale Overseas of our report dated January 16th, 2004 on the financial statements of Companhia Coreano-Brasileira de Pelotização – KOBRASCO, which appears in this Form 6-K of CVRD and Vale Overseas.

/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU

January 4, 2006